UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2026

Tigo Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40710	83-3583873
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

983 University Avenue, Suite B, Los Gatos, California	95032
(Address of principal executive offices)	(Zip Code)

(408) 402-0802

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TYGO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2026, Tigo Energy, Inc. (the “Company”) entered into a revolving credit facility (the “Credit Facility”) among the Company, as borrower, Tigo Energy MergeCo, Inc., a wholly-owned subsidiary of the Company (“Tigo MergeCo”), as guarantor, and Wells Fargo Bank, National Association, as lender.

The obligations of the Company under the Credit Facility are guaranteed by Tigo MergeCo.

Aggregate commitments under the Credit Facility total up to $10.0 million. Borrowings under the Credit Facility may not exceed the Borrowing Base amount (as defined in, and more fully described in, the Credit Facility) which is a function of the values from time to time of the Company’s accounts receivables and inventory levels (as more fully described in the Credit Facility). As of the date hereof, no loans were outstanding under the Credit Facility. The Credit Facility matures on March 31, 2029.

Loans outstanding under the Credit Facility will bear interest at a rate equal to SOFR (as defined in the Credit Facility) plus an applicable margin at the per annum rate of 1.75% to 2.00% based on the Monthly Average Excess Availability (as defined in the Credit Facility).

The Credit Facility contains certain customary affirmative and negative covenants (subject in certain cases to various exceptions and carve-outs), representations and warranties and events of default (subject in certain cases to customary grace and cure periods).

The occurrence of an event of default under the Credit Facility could result in the termination of the commitments under the Credit Facility and the acceleration of all outstanding borrowings under the Credit Facility. The terms of the Credit Facility require the Company to maintain a minimum Liquidity (as defined in the Credit Facility) at all times, which is tested on a monthly basis.

The foregoing description of the Credit Facility does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Report”) and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Report is incorporated by reference under this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1#	Credit Agreement, dated March 31, 2026, by and among Tigo Energy, Inc., as borrower, Tigo Energy MergeCo, Inc., as guarantor, and Wells Fargo Bank, National Association, as lender.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

#	Annexes, schedules and exhibits to this Exhibit omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2026

TIGO ENERGY, INC.

By:	/s/ Bill Roeschlein
Name:	Bill Roeschlein
Title:	Chief Financial Officer

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